UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 15, 2007 (November 8, 2007)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2425 Olympic Boulevard
3rd Floor
Santa Monica, California	90404

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (310) 315-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
On November 8, 2007, Fremont General Corporation (the “Company”), doing business through its wholly-owned industrial bank, Fremont Investment & Loan (“FIL”), entered into identical Indemnification Agreements with all of its directors and several of its officers as of such date (collectively, the “Indemnitees”).
The Company’s Amended and Restated Bylaws require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law. The Indemnification Agreements provide for the indemnification of and the advancing of expenses to the Indemnitees to the fullest extent permitted by law and as set forth in the Indemnification Agreements, and, to the extent insurance is maintained, for the continued coverage of the Indemnitees under the Company’s directors’ and officers’ liability insurance policies and fiduciary liability policies. Subject to the terms and conditions contained in the Indemnification Agreements, the Company has agreed to cause the persons serving as its directors and officers to be covered for a period of six years by the directors’ and officers’ liability insurance and fiduciary liability insurance policies currently maintained by the Company.
The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment and Departure of Officers and Directors
On November 12, 2007, the Company issued a press release (the “Press Release”) announcing the appointment of a new executive management team and new members of the Company’s Board of Directors. Stephen H. Gordon (45), former Chairman and Chief Executive Officer of Commercial Capital Bancorp, Inc. (“CCBI”), has been appointed Chairman and Chief Executive Officer of the Company. Also joining the Company are several of Mr. Gordon’s colleagues at CCBI, including David S. DePillo (46), who will serve as Vice-Chairman and President; Richard A. Sanchez (50), who will serve as Executive Vice President and Chief Administrative Officer; Thea Stuedli (33), who will serve as Executive Vice President and Chief Financial Officer; and Donald E. Royer (58), who will serve as Executive Vice President and General Counsel.
Mr. Gordon and Mr. DePillo have been appointed to the Company’s Board of Directors, and have been elected Chairman and Vice-Chairman, respectively. They replace Louis J. Rampino and Wayne R. Bailey, who have resigned from the Board of Directors of each of the Company and FIL and have been removed as the Company’s President and Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively.
Subject to the approval of FIL’s banking regulators, Mr. Gordon and his team will also be appointed to the same executive management positions at FIL.
The Press Release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Employment Agreements
On November 9, 2007 (the “Effective Date”), the Company entered into Employment Agreements (the “Employment Agreements”) with each of Messrs. Gordon, DePillo, Sanchez and Royer and Ms. Stuedli (each, an “Executive” and collectively, the “Executives”).
The term of each Employment Agreement is three years, and may be renewed for additional one-year periods. The initial base salaries of the Executives are as follows: Mr. Gordon – $1,000,000; Mr. DePillo – $900,000; Mr. Sanchez – $500,000; Ms. Stuedli – $450,000; Mr. Royer – $500,000. Each Executive will be eligible to receive a bonus in such amount and in such a manner as the Company’s Board of Directors, in its discretion, determines is appropriate. Pursuant to their respective Employment Agreements, the Executives have been granted awards of restricted stock of the Company as follows: Mr. Gordon – 1,818,182 shares; Mr. DePillo – 909,091 shares; Mr. Sanchez –318,182 shares; Ms. Stuedli – 272,727 shares; Mr. Royer – 318,182 shares. Subject to acceleration of vesting as provided below and to such other terms and conditions as are set forth in the respective Employment Agreements, one-third of each Executive’s restricted shares shall become vested on each of the first three anniversaries of the Effective Date.
Subject to the terms and conditions as are set forth in the respective Employment Agreements, in the event of an Executive’s termination of employment by reason of disability, such Executive’s Employment Agreement will terminate and the Executive will receive such compensation and benefits (if any) in connection with such termination consistent with the terms of any applicable disability plan or program of the Company or federal or state disability or leave laws. In the event of an Executive’s death, FIL shall pay to such Executive’s estate an amount, in cash, equal to (a) 100% of the Executive’s annual base salary at the rate in effect at the time of the Executive’s death, and (b) 100% of the average annual bonus paid to the Executive during the last three fiscal years (or such shorter period if applicable).
In the event that an Executive’s employment is terminated by the Company at any time for “cause” (as defined in such Executive’s Employment Agreement), or an Executive terminates his or her employment other than for “good reason” (as defined in such Executive’s Employment Agreement), the Company shall pay to such Executive the amount of the Executive’s accrued but unpaid base salary and any unreimbursed reasonable expenses incurred in the performance of the Executive’s duties (collectively, the “Accrued Obligations”).
If an Executive’s employment as an officer of FIL is not approved by FIL’s banking regulators (“Regulatory Approval”) by February 12, 2008 (the “Regulatory Deadline”), then (a) the Company may terminate such Executive’s employment at any time during the ninety business day period immediately following the Regulatory Deadline and (b) such Executive may terminate his or her employment effective upon the ninetieth day following the Regulatory Deadline by giving no less than forty-five days prior written notice to the Company following the Regulatory Deadline. If at least six members of the Board of Directors as of the close of business on November 8, 2007 (the “Incumbent Board”) of the Company and all of the members of the Incumbent Board of FIL have not tendered their resignations or have not otherwise left office by the earlier of (i) one business day following receipt of Regulatory Approval, or (ii) the expiration of the Regulatory Deadline, then each Executive may terminate his or her employment effective upon the ninetieth day following the Regulatory Deadline by giving no less than forty-five days prior written notice to the Company following the Regulatory Deadline. Upon termination of an Executive’s Agreement in accordance with either of the prior two sentences, (A) the Company shall pay to such Executive the Accrued Obligations, and (B) subject to the terms and conditions of such Executive’s Employment Agreement, the Company shall vest in full shares of the restricted stock grant described above as follows: Mr. Gordon – 200,000 shares; Mr. DePillo – 100,000 shares; Mr. Sanchez – 35,000 shares; Ms. Stuedli – 30,000 shares; Mr. Royer – 35,000 shares. In addition, each of Messrs. DePillo, Sanchez and Royer and Ms. Stuedli will be entitled to receive a cash payment of $100,000 upon the termination of his or her employment as a result of the events described in this paragraph.

If prior to the first anniversary of the Effective Date, FIL consummates a “qualifying sale” (as defined in the respective Employment Agreements), then the restricted stock grants described above shall vest in full upon the consummation of the qualifying sale transaction. If following the consummation of a qualifying sale and prior to the first anniversary of the Effective Date, an Executive’s employment is terminated by the Company other than on account of his death, disability or for Cause, or an Executive provides written notice of his or her intent to terminate his or her employment, for any reason, upon ninety days prior written notice, then FIL shall make the following payments and benefits available to such Executive following his or her termination of employment: (a) the Accrued Obligations, and (b) subject to the terms and conditions as are set forth in such Executive’s Employment Agreement, severance compensation equal to (i) the remaining portion of the base salary the Executive would have received had he or she worked through the first anniversary of the Effective Date, or through the first fifteen months of his or her Employment Agreement, if the qualifying sale occurs in the tenth, eleventh or twelfth month of such Executive’s Employment Agreement; and (ii) continued health benefits for three years following the Executive’s termination of employment.
If an Executive’s employment is terminated by the Executive for good reason, or by the Company for any reason other than such Executive’s death, disability or for cause, FIL (and the Company with respect to (b)(i) below) shall make the following payments and benefits available to such Executive: (a) the Accrued Obligations, and (b) subject to the terms and conditions as are set forth in such Executive’s Employment Agreement, severance compensation equal to (i) 300% of the Executive’s annual base salary at the rate in effect at the time of termination; (ii) 300% of the average annual bonus paid to the Executive during the last three fiscal years (or such shorter period if applicable); (iii) full vesting of the restricted stock grant described above; (iv) an amount equal to 300% of the sum of (A) the average aggregate fair market value, determined as of the date of grant, of all stock, phantom stock or similar awards granted during the three years prior to the Executive’s termination, and (B) the average fair value (determined as of the date of grant) of all stock option or similar awards granted to the Executive during the three years prior to the termination date (in each case disregarding the restricted stock grant described above); (v) in addition to the benefits to which the Executive is entitled under each defined contribution retirement plan of the Company (a “DC Retirement Plan”), the Company shall pay the Executive a lump sum amount, in cash, equal to the sum of (A) the amount that would have been contributed thereto by the Company on the Executive’s behalf during the three years immediately following the date of termination, and (B) the excess, if any, of (x) the Executive’s account balance under the DC Retirement Plan as of the date of termination over (y) the portion of such account balance that is nonforfeitable under the terms of the DC Retirement Plan; plus (vi) continued health benefits for three years following the Executive’s termination of employment.
Upon the occurrence of a “change in control event” (as defined in the respective Employment Agreements), all outstanding, unvested equity awards shall vest in full.
The respective Employment Agreements also contain provisions requiring the Executives not to solicit the Company’s employees, customers or clients for a period of eighteen months following their termination.
The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

Exhibit 10.1	Form of Indemnification Agreement

*Exhibit 10.2	Employment Agreement, dated November 9, 2007, by and between Stephen H. Gordon, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.3	Employment Agreement, dated November 9, 2007, by and between David S. DePillo, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.4	Employment Agreement, dated November 9, 2007, by and between Richard A. Sanchez, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.5	Employment Agreement, dated November 9, 2007, by and between Thea Stuedli, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.6	Employment Agreement, dated November 9, 2007, by and between Donald E. Royer, Fremont General Corporation and Fremont Investment & Loan

Exhibit 99.1	Press Release, dated November 12, 2007

*	Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION

Date: November 15, 2007

	By:	/s/ Stephen H. Gordon
	Name:	Stephen H. Gordon
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Form of Indemnification Agreement

*Exhibit 10.2	Employment Agreement, dated November 9, 2007, by and between Stephen H. Gordon, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.3	Employment Agreement, dated November 9, 2007, by and between David S. DePillo, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.4	Employment Agreement, dated November 9, 2007, by and between Richard A. Sanchez, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.5	Employment Agreement, dated November 9, 2007, by and between Thea Stuedli, Fremont General Corporation and Fremont Investment & Loan

*Exhibit 10.6	Employment Agreement, dated November 9, 2007, by and between Donald E. Royer, Fremont General Corporation and Fremont Investment & Loan

Exhibit 99.1	Press Release, dated November 12, 2007

*	Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.